Exhibit 99.1(a)

PRESS RELEASE	Contact:	Tiffany K. Glenn
For Immediate Release		Senior Vice President
and Marketing Officer
(757) 217-1000

HAMPTON ROADS BANKSHARES TO PRESENT AT AMERICA’S COMMUNITY BANKERS INVESTOR CONFERENCE ON NOVEMBER 2, 2006

NORFOLK, VIRGINIA, October 31, 2006:  Hampton Roads Bankshares, Inc. (NASDAQ: HMPR), the financial holding company for Bank of Hampton Roads, will participate as a presenter in the America’s Community Bankers Community Bank Investor Conference in New York City on November 1-2, 2006.  Jack W. Gibson, President and Chief Executive Officer, is scheduled to present on behalf of the company from 10:00 to 10:30 a.m. on Thursday, November 2, 2006.

Attendance at the ACB conference is by invitation only.  Investors, analysts and the general public may listen to the presentation live via webcast.  A link to the live webcast is available under the Stockholder Information tab on the company’s website, www.bankofhamptonroads.com.  Anyone who intends to listen to the webcast should go to the website at least fifteen minutes early to download and install any necessary software.  For those unable to listen to the live broadcast, a replay will be available until November 2, 2007.

Shares of Hampton Roads Bankshares common stock are traded on the NASDAQ Capital Market under the symbol HMPR.  Additional information about the Company and its subsidiaries can be found on the Web at www.bankofhamptonroads.com.

Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts.  Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors.  For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and other reports filed and furnished to the Securities and Exchange Commission.

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